As Filed with the Securities and Exchange Commission on January 24, 2006 Registration No. 333-121651

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              AMENDMENT NUMBER 5
                                      TO
                                 FORM SB-2/A

                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933


                           TRYCERA FINANCIAL, INC.
                (Name of Small Business Issuer in Its Charter)

            Nevada                        6199                 33-0910363
       (State or Other              (Primary Standard       (I.R.S. Employer
       Jurisdiction of          Industrial Classification  Identification No.)
Incorporation or Organization)        Code Number)


                           170 Newport Center Drive
                                  Suite 210
                           Newport Beach, CA  92660
                                (949) 273-4300
        (Address and Telephone Number of Principal Executive Offices)
                             ____________________

                           170 Newport Center Drive
                                  Suite 210
                           Newport Beach, CA  92660
                                (949) 273-4300
(Address of Principal Place of Business or Intended Principal Place of Business)
                             ____________________

                         Matthew S. Kerper, President
                           170 Newport Center Drive
                                  Suite 210
                           Newport Beach, CA  92660
                                (949) 273-4300
                     (Name, Address and Telephone Number
                            of Agent for Service)

                                  Copies to:
                            Ronald N. Vance, P.C.
                               Attorney at Law
                              57 West 200 South
                                  Suite 310
                          Salt Lake City, UT  84101
                                (801) 359-9300
                             (801) 359-9310 (fax)
                              rnvance@qwest.net
                             ____________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

                                Proposed        Proposed
Title of                        Maximum         Maximum
Shares            Amount To Be  Offering Price  Aggregate       Amount Of
To Be Registered  Registered    Per Unit (1)    Offering Price  Registration Fee
----------------  ------------  --------------  --------------  ----------------
Common Stock,     3,694,637     $0.75           $2,770,978      $327
$.001 par value
per share
________________
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


                                 EXPLANATION

     The purpose of this amendment is to revise the exhibits index in
Item 27 of Part II to include a reference in Exhibits 10.12 and 10.13 to the request for confidential treatment of a portion of these exhibits.

                                   PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons' conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

     Article VI of the bylaws of the Company provides that the corporation shall indemnify its directors, officers, and agents to the full extent permitted by the laws of the State of Nevada.

     Pursuant to the terms of the Company's employment agreements with Messrs Kerper and Kenyon, its President and CFO, respectively, the Company has agreed to indemnify each party if he is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer or employee of the Company, or is, or was, serving at the Company's request as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise.
The Company has also agreed to advance all reasonable costs and expenses incurred by either party in connection with any such proceeding, provided that the party undertakes to repay the amount of such advance if it is ultimately be determined that he was not entitled to be indemnified against the costs and expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

     The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

     Securities and Exchange Commission - Registration Fee  $    327
     Printing and Engraving Expenses                        $  1,680
     Edgarizing Fees                                        $  2,500
     Accounting Fees and Expenses                           $  2,500
     Legal Fees and Expenses                                $ 10,000
                                                             -------
         Total                                              $ 17,007
                                                             =======

     None of the expenses of the offering will be paid by the selling security holders.

Item 26.  Recent Sales of Unregistered Securities

  * On May 11, 2004, we issued 410,000 shares of our common stock to Eric Bronk, a former officer and director, as a bonus for prior services as the sole officer and director of the company since its inception. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Bronk represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the issuance. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates representing the shares. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Bronk represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

  * On May 11, 2004, we issued 50,000 shares to our legal counsel, Ronald N. Vance, for his services. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Vance acknowledged receipt of information similar to that which would be contained in a prospectus in connection with this transaction. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the documents evidencing the shares and the options. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Vance represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with this transaction.

  * On May 11, 2004, we issued 140,000 shares of our common stock to Jason Daggett for accepting appointment as the initial member of our advisory board. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or
     Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.
     Mr. Daggett represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the issuance. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates representing the shares. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Daggett represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

  * On May 11, 2004, we issued a total of 2,600,000 shares to our new management for accepting appointments as officers and/or directors of the company. We issued 500,000 shares to Luan Dang, a director, 1,000,000 shares to Matthew S. Kerper, a director and President, 600,000 shares to Bryan Kenyon, our CFO, and 500,000 shares to Alan Knitowski, our Chairman. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or
     Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each person represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the issuance. Each delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Each represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

  * On May 12, 2004, we issued a six-month 10% convertible debenture to Trymetris Capital Fund I, LLC, in the amount of $200,000 for a like amount of funds received from this Fund for the debenture. The debenture is convertible at the rate of $0.75 per share. In addition, we issued 100,000 shares of common stock to the Fund as additional consideration for the loan. The debenture and the shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The Fund represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the transaction. The Fund delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon debenture certificate and the stock certificate. Management of the Fund represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The person representing the manager of the Fund represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the grants. No underwriting discounts or commissions were paid in connection with the issuance of the debenture or the shares.

  * On May 27, 2004, we granted a total of 2,215,000 options to our new management and consultants. We granted 1,000,000 options to Matthew S. Kerper pursuant to his employment agreement with us; 750,000 options to Bryan Kenyon pursuant to his employment agreement with us; 50,000 options to Alan S. Knitowski for serving as an outside director, serving on our audit and compensation committees, and for chairing our audit committee; 50,000 options to Luan Dang for serving as an outside director, serving on our audit and compensation committees, and for chairing our compensation committee; 15,000 options to Ronald N. Vance, for serving as our Secretary; 50,000 options to Jason Daggett for serving on our advisory committee; 125,000 options to Cygni Capital LLC for consulting services; 125,000 options to Ecewa Capital, LLC for consulting services; and 50,000 to Eric Chess Bronk for providing a personal guarantee on our sublease of office space. Subsequent to the grant, Cygni Capital LLC transferred its options to Eric Chess Bronk. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options granted to Mr. Vance are exercisable at $.001 per share; the options granted to Mr. Daggett, Mr. Knitowski, and Mr. Dang are exercisable at $0.25 per share; and the remaining options are exercisable at $0.25 for the first one quarter of the options granted, $0.45 for the next one-quarter, $0.65 for the next one-quarter, and $0.85 for the final one-quarter. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each person, except Mr. Vance, represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the grant.
     Mr. Vance acknowledged receipt of information similar to that which would be contained in a prospectus in connection with this transaction. Each delivered appropriate investment representations with respect to these grants and consented to the imposition of restrictive legends upon the certificates representing the options. Each represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * From June 7, 2004, through October 15, 2004, we conducted a non-public offering of up to 2,000,000 shares of our common stock
     at $0.75 per share.   We sold a total of 2,000,000 shares to 32
     accredited and
     six non-accredited investors and generated $1,500,000 in gross proceeds. The shares were offered and sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the investors was furnished with a confidential private offering term sheet which contained the same type of information as would be contained in a prospectus. Each investor delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates evidencing the shares. Each investor represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the sale of the shares. No underwriting discounts or commissions were paid in connection with the sales of the shares.

  * On July 26, 2004, we granted a total of 50,000 options to our new channel manager, Alex McClure. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $.75 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of
     Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. McClure acknowledged he had access to the books and records, including filings made by us with the SEC. Mr. McClure delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * On September 14, 2004, we granted a total of 50,000 options to our new director, Randy Cherkas. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $.75 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or
     Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.
     Mr. Cherkas represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the grant. Mr. Cherkas delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants.
     No underwriting discounts or commissions were paid in connection with the transaction.

  * On October 20, 2004, we granted 125,000 incentive stock options to our new programs and compliance director, Kimberly Miller. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $.75 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Ms. Miller represented that she was an accredited investor as defined in Rule 501 of Regulation D at the time of the grant. Ms. Miller delivered appropriate investment representations with respect to the grants and consented to the imposition of restrictive legends upon the certificate representing the option. She represented that she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. She represented that she had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * On November 2, 2004, we entered into an Asset Purchase Agreement with Signature Credit Corporation. At the close of the agreement, also on November 2, 2004, 37,500 shares were issued. Pursuant to the agreement, an additional 112,500 shares were to be issued over the following year. On May 5, 2005, we issued the second installment of 75,000 shares and on November 2, 2005, the final installment of 37,500 shares was issued to Mr. Dave Margolin.
     These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Margolin represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the transaction. He delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates representing the shares. He represented that he had not entered into the transaction with our company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Margolin represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

  * On December 13, 2004, we granted a total of 200,000 options to our new director of accounting, Edmond Kim. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $.75 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of
     Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Kim represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the grant. Mr. Kim acknowledged he had access to the books and records, including filings made by us with the SEC. Mr. Kim delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * On December 15, 2004, we issued 282,302 shares to Trymetris Capital Fund I, LLC in the conversion of an outstanding $200,000 debenture held by the fund. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or
     Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The fund represented that it was an accredited investor as defined in Rule 501 of Regulation D at the time of the issuance. The fund delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates representing the shares. The fund represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The fund represented that it had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

  * On December 22, 2004, we issued 25,000 shares to Kim Miller in connection with her employment by the Company. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of
     Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Ms. Miller represented that she was an accredited investor as defined in Rule 501 of Regulation D at the time of the issuance. She delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates representing the shares. Ms. Miller represented that she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. She represented that she had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

  * On February 15, 2005, we granted a total of 60,000 options to Alex McClure. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $.75 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. McClure acknowledged he had access to the books and records, including filings made by us with the SEC. Mr. McClure delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * On May 27, 2005, we granted 50,000 options each to Alan S. Knitowski and Luan Dang, two of our directors. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $.75 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Messrs Knitowski and Dang acknowledged they had access to the books and records, including filings made by us with the SEC. They delivered appropriate investment representations with respect to the grants and consented to the imposition of restrictive legends upon the certificates representing the options. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. They represented that they had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * Pursuant to the terms of the Asset Purchase Agreement between Hawaii Direct Telephone and the Company, on June 14, 2005, we issued 40,000 shares of common stock to Hawaii Direct Telephone. The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Hawaii Direct represented that it was an accredited investor as defined in Rule 501 of Regulation D. Hawaii Direct Telephone delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. It represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. It represented that it had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock issuance. No underwriting discounts or commissions were paid in connection with the transaction.

  * On July 1, 2005, we granted a total of 24,000 options to associates of isleCORE Systems, Inc. in conjunction with the asset purchase transacted on June 14, 2005 between the Company and Hawaii Direct Telephone. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $1.00 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. They acknowledged they had access to the books and records, including filings made by us with the SEC. All isleCORE associates delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. They represented that as individuals, they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. They represented that they have been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * On July 1, 2005, we granted a total of 15,000 options to Jared Grugett, Director on the Board of isleCORE Systems, Inc. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $1.00 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Grugett acknowledged he had access to the books and records, including filings made by us with the SEC. Mr. Grugett delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * On September 7, 2005, we granted a total of 15,000 options to Imelda Garcia, Staff Accountant with Trycera Financial, Inc. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $1.00 per share.
     The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Ms. Garcia acknowledged she had access to the books and records, including filings made by us with the SEC. Ms. Garcia delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. She represented that she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. She represented that she had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * On September 8, 2005, we granted a total of 10,000 options to Jennifer Cassity, Channel Support Specialist with Trycera Financial, Inc. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $1.00 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Ms. Cassity acknowledged she had access to the books and records, including filings made by us with the SEC. Ms. Cassity delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. She represented that she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. She represented that she had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * On September 14, 2005, we granted a total of 50,000 options to Randy Cherkas, one of our directors. These five-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $1.00 per share. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of
     Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Cherkas represented that he was an accredited investor as defined in Rule 501 of Regulation D at the time of the grant. Mr. Cherkas delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option. He represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. He represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the transaction.

  * From September 20, 2005, through December 31, 2005, we conducted a non-public offering of up to 2,000,000 shares of our common stock at $1.00 per share. We also issued one common stock purchase warrant for each two shares purchased. We sold a total of 450,000 shares and issued 225,000 warrants to seven accredited investors and generated $450,000 in gross proceeds. In addition, 12,500 warrants have been exercised and we have issued the 12,500 shares underlying these warrants, with gross proceeds from the warrants totaling $12,500. The securities were offered and sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the investors was furnished with a confidential private offering term sheet which contained the same type of information as would be contained in a prospectus. Each investor delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates evidencing the shares. Each investor represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the sale of the shares. No underwriting discounts or commissions were paid in connection with the sales of the shares.

  * On December 30, 2005, we granted 42,000 shares to Matthew Kerper, our president, and 25,000 shares and 200,000 options to Bryan Kenyon, our CFO, as bonuses under our employment agreements with these persons for services performed during the initial year of their employment agreements. The shares and the four-year options were granted under our 2004 Stock Option/Stock Issuance Plan. The options are exercisable at $1.00 per share. The shares and options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) thereof, and Rule 506 promulgated under
     Section 4(2) as a transaction by an issuer not involving any public offering. Messrs Kerper and Kenyon represented that they were accredited investors as defined in Rule 501 of Regulation D at the time of the grants. They acknowledged they had access to the books and records, including filings made by us with the SEC. They delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the certificate representing the option and stock certificates. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. They represented that they had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock and option grants. No underwriting discounts or commissions were paid in connection with the transaction.

Item 27.  Exhibits

Exhibit
No.       Description of Exhibit                                     Location
-------   ----------------------                                     --------
3.1       Articles of Incorporation, as amended June 14, 2004             (6)
3.2       Current Bylaws                                                  (7)
4.1       Form of Common Stock Certificate                                (1)
4.2       2004 Stock Option/Stock Issuance Plan*                          (4)
4.3       Stock Acquisition Agreement dated November 2, 2004, with        (8)
          Dave Margolin, as amended
4.4       Stock Acquisition Agreement dated November 2, 2004, with        (8)
          Victor Lee
4.5       Form of Common Stock Purchase Warrant                          (10)
4.6       Description of Registration Rights                             (10)
5.1       Opinion re Legality of Shares                                  (10)
10.1      Replacement Promissory Note dated May 18, 2002                  (3)
10.2      Promissory Note dated November 2, 2001                          (2)
10.3      Promissory Note dated June 14, 2002                             (3)
10.4      Promissory Note dated December 31, 2002                         (3)
10.5      Debenture for $200,000 with Trymetris Capital Fund I, LLC       (4)
10.6      Consulting Agreement dated May 10, 2004, with Cygni             (4)
          Capital LLC and Ecewa Capital, LLC
10.7      Employment Agreement dated May 10, 2004, with                   (5)
          Matthew S. Kerper*
10.8      Employment Agreement dated May 26, 2004, with                   (5)
          Bryan Kenyon*
10.9      Asset Purchase Agreement dated November 2, 2004, with           (8)
          Signature Credit Corporation
10.10     Consulting Agreement dated November 2, 2004, with               (8)
          Dave Margolin
10.11     Signet Software Agreement dated November 2, 2004, with          (8)
          Dave Margolin and Daryl Rice
10.12     Service Agreement dated September 9, 2004, with Galileo         (9)
          Processing, Inc. (Confidential treatment has been
          requested for a portion of this exhibit)
10.13     Marketer Agreement dated October 5, 2004, with First            (9)
          Federal Savings Bank of Midwest (Confidential treatment
          has been requested for a portion of this exhibit)
23.1      Consent of Independent Auditors                                (10)
23.2      Consent of Attorney (included in Exhibit 5.1)                   --
_______________
     (1) Incorporated by reference from our registration statement on Form 10-SB filed with the Securities and Exchange Commission on July 21,
2000 (File No. 000-30872).
     (2) Incorporated by reference from our 2001 annual report on Form 10-KSB filed with the Securities and Exchange Commission on April 1,
2002 (File No.000-30872).
     (3) Incorporated by reference from our 2002 annual report on Form 10-KSB filed with the Securities and Exchange Commission on March 31,
2003 (File No. 000-30872).
     (4) Incorporated by reference from our current report on form 8-K dated May 7, 2004, filed with the Securities and Exchange Commission on May 13, 2004 (File No. 000-30872).
     (5) Incorporated by reference from our current report on form 8-K dated May 26, 2004, filed with the Securities and Exchange Commission on June 9, 2004 (File No. 000-30872).
     (6) Incorporated by reference from our current report on form 8-K dated June 14, 2004, filed with the Securities and Exchange Commission on June 15, 2004 (File No. 000-30872).
     (7)  Incorporated by reference from our quarterly report on Form
10-QSB for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 16, 2004 (File No. 000-30872).
     (8) Incorporated by reference from our current report on form 8-K dated November 2, 2004, filed with the Securities and Exchange
Commission on November 8, 2004 (File No. 000-30872).
     (9) Incorporated by reference from our 2004 annual report on form
10-KSB filed with the Securities and Exchange Commission on April 15,
2004 (File No. 000-30872).

     (10) Incorporated by reference from our registration on Form SB-2 filed with the Securities and Exchange Commission on January 10, 2006 (File No. 333-121651).

     * Management contract, or compensatory plan or arrangement required to be filed as an exhibit.

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any material or changed information with respect to the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Newport Beach, California, on January 23, 2006.


                                        Trycera Financial, Inc.

                                        By: /s/ Matthew S. Kerper
                                            Matthew S. Kerper, President
                                            (Principal Executive Officer)

                                        By: /s/ Bryan W. Kenyon
                                            Bryan W. Kenyon, Chief
                                            Financial Officer (Principal
                                            Financial and Accounting
                                            Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME                      TITLE                    DATE
----                      -----                    ----

/s/ Matthew S. Kerper     Director & President     January 23, 2006
Matthew S. Kerper


/s/ Luan Dang             Director                 January 23, 2006
Luan Dang


/s/ Alan Knitowski        Director                 January 23, 2006
Alan Knitowski


                          Director                 January __, 2006
Randy Cherkas


/s/ Bryan W. Kenyon       CFO                      January 23, 2006
Bryan W. Kenyon